Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Force Fuels, Inc. (a development stage company)

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Force Fuels, Inc. of our report dated December 23, 2009 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Force Fuels, Inc. for the year ended July 31, 2009.

/s/ Kabani & Company, Inc.,
Certified Public Accountants

Los Angeles, CA
September 29, 2010